Exhibit 99.1
Constant Contact Announces Fourth Quarter and Full Year 2007 Financial
Results
Quarterly revenue increases 87 percent year over year; annual revenue increases 83 percent
Email marketing customer base exceeds 164,000
WALTHAM, MA — February 20, 2008 — Constant Contact®, Inc (NasdaqGM: CTCT), a leading provider of on-demand email marketing and online surveys for small organizations, today announced its financial results for the fourth quarter ended December 31, 2007.
Constant Contact reported total revenue of $15.9 million for the quarter ended December 31, 2007, an increase of 87 percent compared with $8.5 million for the comparable period in 2006. Constant Contact ended 2007 with 164,669 email marketing customers, an increase of 84 percent over the number of customers at December 31, 2006.
“The Company’s fourth quarter results were very strong, highlighted by net new email marketing customer additions, revenue growth, and adjusted EBITDA performance which each surpassed our expectations,” said Gail Goodman, CEO of Constant Contact. “In addition to strong operating results, our key customer metrics — customer retention, the average email marketing invoice amount, and the percentage of email customers paying us $15 and $30 per month — remained consistent and stayed within our narrow, historical bands. We believe that our low price point, strong customer value proposition, and highly diversified customer base without any industry concentration, position Constant Contact well in any economic environment. Based on this belief, we are optimistic about our 2008 outlook due to the continued strong adoption of email marketing by small organizations and Constant Contact’s expanding leadership position.”
Constant Contact reported an operating loss of $54 thousand for the quarter ended December 31, 2007, an improvement from an operating loss of $3.5 million for the comparable period in 2006. Constant Contact reported an adjusted EBITDA profit of $1.0 million for the quarter ended December 31, 2007, an improvement from an adjusted EBITDA loss of $3.0 million for the comparable period in 2006. Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income or net loss, adding back other expense, depreciation and amortization, and stock-based compensation, then subtracting interest income, net. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used in this press release is included at the end of this release.
Other income and expense for the fourth quarter of 2007 included the anticipated $2.1 million non-cash expense resulting from the mark-to-market adjustment of the carrying value of a convertible preferred stock warrant that was exercised at the time of the Company’s initial public offering. This final adjustment was recorded on
Reservoir Place, 1601 Trapelo Road, Suite 329, Waltham MA 02451
Phone 781.472.8100 • Fax 781.472.8101 • www.constantcontact.com

October 9, 2007, the closing day for the initial public offering, and reflected the closing stock price on the prior day.
Constant Contact reported a net loss of $1.1 million for the quarter ended December 31, 2007, as compared with a net loss of $3.6 million for the comparable period in 2006. The Company reported a net loss attributable per common share of $0.04 for the quarter ended December 31, 2007, as compared with a net loss attributable per common share of $1.06 for the comparable period in 2006.
“The fourth quarter of 2007 represented a strong finish to a record-setting year for Constant Contact,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “During 2007, we attained several noteworthy milestones, including the completion of our IPO, a significant expansion of our customer base, the launch of our online survey product, and the attainment of positive adjusted EBITDA on a quarterly basis.”
Other Business and Operational Highlights for the Fourth Quarter 2007
•	Added 21,791 net new email marketing customers.

•	Launched franchise partnerships with seven new entities including Cartridge World, Dale Carnegie Training and United Franchise Group.

•	Constant Contact, Inc. was added to the Russell 2000® stock index.

•	Email Marketing for Dummies®, authored by a company employee, was released nationwide by Wiley Publishing.

•	Total active channel partners surpassed 2,300.
For the full year, Constant Contact reported revenue of $50.5 million, an increase of 83 percent as compared with revenue of $27.6 million in 2006, and an operating loss of $5.7 million in 2007 as compared with an operating loss of $7.6 million in 2006. The full year adjusted EBITDA loss was $2.4 million, an improvement of $3.6 million over the 2006 adjusted EBITDA loss of $6.0 million. For the full year, Constant Contact reported a net loss of $8.3 million, as compared with a net loss of $7.8 million in 2006 and a net loss attributable per common share of $0.97 as compared with a net loss attributable per common share of $3.38 in 2006.
Business Outlook
Based on information available as of February 20, 2008, Constant Contact is issuing guidance for the first quarter of 2008 and full year 2008 as follows:
First Quarter 2008: The Company expects first quarter revenue to be in the range of $17.5 to $17.8 million, adjusted EBITDA to be in the range of $0.2 to $0.3 million, net loss to be in the range of $0.8 to $0.9 million, and net loss per share to be $0.03. This is based on weighted average shares outstanding of 27.6 million shares and stock-based compensation of $0.6 million.
Full Year 2008: The Company expects full year 2008 revenue to be in the range of $81.0 to $83.5 million, adjusted EBITDA to be in the range of $3.1 to $3.5 million, net loss to be in the range of $2.5 to $3.0 million, and net loss per share to be in the range of $0.09 to $0.11. This is based on weighted average shares outstanding of 27.8 million shares and stock-based compensation of $3.0 million.

Non-GAAP Financial Measures
This press release contains a non-GAAP financial measure, adjusted EBITDA. Constant Contact believes that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. This measure is used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies in its industry, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider this non-GAAP measure in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which charges are excluded from the non-GAAP financial measure.
In order to compensate for these limitations, management of the Company presents its non-GAAP financial measure in connection with its GAAP results. Constant Contact urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measure to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
A reconciliation table of the most comparable GAAP financial measures to the non-GAAP measure used in this press release is included at the end of this release.
Conference Call Information

When:	Wednesday, February 20, 2008
Time:	5:00 p.m. ET
Live Call:	(877) 397-0286, domestic
(719) 325-4889, international
Replay:	(888) 203-1112, passcode 6323794, domestic
(719) 457-0820, passcode 6323794, international
Webcast:	http://investor.constantcontact.com/ (live and replay)
About Constant Contact, Inc.
Launched in 1998, Constant Contact is a leading provider of on-demand email marketing and online survey solutions for small businesses, nonprofits, and associations. To learn more, please visit www.constantcontact.com or call (781) 472-8100.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated growth of the Company’s customer base, the Company’s potential expanding leadership position, the company’s ability to grow during periods of economic uncertainty and the Company’s financial guidance for the first quarter of 2008 and for the full year 2008. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, general economic conditions and economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to develop and introduce new products or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2007 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
Constant Contact is a registered trademark and the Constant Contact Logo is a trademark of Constant Contact, Inc. All other company names or references may be trademarks or service marks of their respective owners.
###

Media Contact:	Investor Contact:

Kevin Mullins	Garo Toomajanian
Constant Contact	ICR, Inc.
(781) 472-6206	339-222-5700
kmullins@constantcontact.com	ir@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue	$15,867	$8,484	$50,495	$27,552
Cost of revenue	3,771	2,409	13,031	7,801

Gross profit	12,096	6,075	37,464	19,751

Operating expenses:
Research & development	2,834	1,868	10,341	6,172
Sales & marketing	7,839	6,844	27,376	18,592
General & administrative	1,477	911	5,445	2,623

Total operating expenses	12,150	9,623	43,162	27,387

Loss from operations	(54)	(3,548)	(5,698)	(7,636)

Interest income, net	1,087	161	1,355	385
Other expense	(2,102)	(163)	(3,911)	(588)

Net loss	(1,069)	(3,550)	(8,254)	(7,839)

Accretion of redeemable convertible preferred stock	(27)	(259)	(816)	(3,788)

Net loss attributable to common stockholders	$(1,096)	$(3,809)	$(9,070)	$(11,627)

Net loss attributable to common stockholders per share	$(0.04)	$(1.06)	$(0.97)	$(3.38)

Weighted average shares outstanding	25,868,997	3,602,865	9,365,843	3,437,984

Calculation of Adjusted EBITDA (unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net loss	$(1,069)	$(3,550)	$(8,254)	$(7,839)

Subtract:
Interest income, net	(1,087)	(161)	(1,355)	(385)

Add back:
Other expense	2,102	163	3,911	588

Loss from operations	(54)	(3,548)	(5,698)	(7,636)

Add back:
Depreciation and amortization	775	478	2,631	1,536
Stock-based compensation expense	272	45	645	83

Adjusted EBITDA	$993	$(3,025)	$(2,422)	$(6,017)

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In Thousands)

	December 31,	December 31,
	2007	2006
Assets
Current assets
Cash & cash equivalents	$97,051	$8,786
Short-term marketable securities	4,484	4,004
Accounts receivable, net	62	41
Prepaid expenses and other current assets	1,701	411

Total current assets	103,298	13,242

Property and equipment, net	7,986	4,957
Restricted cash	308	266
Other non-current assets	253	16

Total assets	$111,845	$18,481

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,858	$2,576
Accrued expenses	3,279	2,406
Deferred revenue	10,354	5,476
Redeemable convertible preferred stock warrant	—	628
Current portion of notes payable	—	449

Total current liabilities	17,491	11,535

Non-current portion of notes payable	—	253

Total liabilities	17,491	11,788

Redeemable convertible preferred stock
Series A	—	14,049
Series B	—	6,376
Series C	—	14,897

Total redeemable convertible preferred stock	—	35,322

Stockholders’ equity (deficit)
Common stock	276	38
Additional paid in capital	136,832	5,835
Accumulated other comprehensive income	2	—
Accumulated deficit	(42,756)	(34,502)

Total stockholders’ equity (deficit)	94,354	(28,629)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$111,845	$18,481

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Year ended December 31,
	2007	2006
Cash flows from operating activities
Net loss	$(8,254)	$(7,839)
Adjustments to reconcile net loss to net cash provided by operations
Depreciation and amortization	2,631	1,536
Accretion of discount on investments	(151)	(10)
Stock-based compensation expense	645	83
Changes in fair value of redeemable convertible preferred stock warrant	3,918	588
Gain on sale of assets	(6)	—
Provision for bad debts	8	5
Change in operating assets & liabilities
Accounts receivable	(29)	1
Prepaid expenses and other current assets	(1,290)	(255)
Other assets	(238)	(16)
Accounts payable	1,282	1,098
Accrued expenses	873	1,412
Deferred revenue	4,878	2,649

Net cash provided by (used in) operating activities	4,267	(748)

Cash flows from investing activities
Purchases of short-term marketable securities	(9,327)	(3,994)
Proceeds from maturities of short-term marketable securities	9,000	—
Proceeds from sale of assets	12	—
Increase in restricted cash	(41)	—
Purchases of property and equipment	(5,666)	(3,701)

Net cash used in investing activities	(6,022)	(7,695)

Cash flows from financing activities
Proceeds from notes payable	2,788	—
Proceeds from issuance of Series C preferred stock	—	14,877
Proceeds from issuance of common stock upon exercise of stock options and warrants	227	192
Proceeds from issuance of preferred stock upon exercise of warrant	59	—
Repayments of capital lease obligations	—	(10)
Repayments of notes payable	(3,490)	(614)
Proceeds from sale of common stock at IPO, net of issuance costs	90,436	—

Net cash provided by financing activities	90,020	14,445

Net increase in cash and equivalents	88,265	6,002
Cash and cash equivalents, beginning of period	8,786	2,784

Cash and cash equivalents, end of period	$97,051	$8,786